As  filed  with the Securities and Exchange Commission on October 11, 1996.
                                                  Registration No. 33-63264

=============================================================================


               SECURITIES AND EXCHANGE  COMMISSION
                      Washington, D.C. 20549

                  Post-Effective Amendment No. 1 to
                                FORM S-3
        REGISTRATION  STATEMENT UNDER THE SECURITIES ACT OF 1933

                     Stewart  Enterprises,  Inc.
         (Exact  name  of registrant as specified in its  charter)

  Louisiana               110 Veterans Memorial Boulevard      72-0693290
(State or other            Metairie, Louisiana 70005       (I.R.S. Employer
jurisdiction of incorporation     (504) 837-5880        Identification Number)
 or  organization)       (Address, including zip code,
                             and telephone number,
                       including  area code, of registrant's
                         principal  executive offices)

  Joseph P. Henican, III                               Copy to:
Chief Executive Officer and                       Dionne M. Rousseau
Vice Chairman of the Board                Jones, Walker, Waechter, Poitevent,
 Stewart Enterprises, Inc.                       Carrere & Denegre, L.L.P.
    P. O. Box 19925                                   51st Floor
New Orleans, Louisiana  70179                    201 St. Charles Avenue
     (504) 837-5880                       New Orleans, Louisiana  70170-5100
(Name, address, including zip code,
 and telephone number, including
 area code, of agent for service)

                      ___________________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                              Not Applicable

                      ___________________________________


      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



The registrant hereby requests that this Post-Effective Amendment
No. 1 become effective as soon as practicable pursuant to Section
8(c) of the Securities Act of 1933.

=============================================================================

                    STEWART ENTERPRISES, INC.

                  Explanation of Deregistration


      On May 25, 1993, Stewart Enterprises, Inc. ("Stewart"), a Louisiana corporation, pursuant to the Registration Agreement discussed below, filed Registration Statement No. 33-63264 on Form S-3 (the "Registration Statement") to register 149,153 shares of Class A Common Stock, no par value per share (the "Class A Common Shares"), of Stewart. The Class A Common Shares were owned by the selling shareholder listed on Page 4 of the Prospectus (the "Selling Shareholder").

      Since the effective date of the Registration Statement, Stewart has effected two three-for-two stock splits in the form of 50% stock dividends, on December 1, 1993 and June 21, 1996. Therefore, the number of Class A Common Shares to which the Registration Statement relates was increased from 149,153 to 335,593 shares.

      On May 6, 1993, Stewart and the Selling Shareholder entered into an agreement (the "Registration Agreement") whereby Stewart agreed to maintain the effectiveness of the Registration Statement until May 6, 1996. In addition, in its Registration Statement, Stewart undertook to remove from registration by means of a post-effective amendment any of the Class A Common Shares which remained unsold at the termination of the offering.

      Since the effective date of the Registration Statement, the Selling Shareholder has sold some but not all of the Class A Common Shares. Therefore, in accordance with the Registration Agreement and the undertaking in the Registration Statement, Stewart hereby deregisters 193,500 of its Class A Common Shares owned by the Selling Shareholder, which remain unsold at the termination of the offering.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on October 8, 1996.

                             Stewart Enterprises, Inc.

                             By:   /s/ JOSEPH P. HENICAN, III
                                  _______________________________
                                       Joseph P. Henican, III
                                     Chief Executive Officer and
                                      Vice Chairman of the Board

                      POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Frank B. Stewart, Jr., Joseph P. Henican, III, William E. Rowe and Ronald H. Patron, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933,
as   amended,   this   Post-Effective  Amendment  No.  1  to  the
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                        Title                  Date

/s/ FRANK B. STEWART, JR.    Chairman of the Board        October 8, 1996
Frank B. Stewart, Jr.

/s/ JOSEPH P. HENICAN, III  Chief Executive Officer       October 8, 1996
Joseph P. Henican, III       and Vice Chairman of
                             the Board (Principal
                             Executive Officer)

/s/ WILLIAM E. ROWE         President, Chief Operating    October 8, 1996
William E. Rowe               Officer and a Director

/s/ RONALD H. PATRON        Chief Financial Officer,      October 8, 1996
Ronald H. Patron            President-Corporate Division,
                            Executive Vice President and
                            a Director
                            (Principal Financial Officer)

/s/ KENNETH C. BUDDE        Senior Vice President-Finance, October 8, 1996
Kenneth C. Budde              Secretary and Treasurer
                           (Principal Accounting Officer)

/s/ DARWIN C. FENNER          Director                     October 8, 1996
Darwin C. Fenner

/s/ MICHAEL O. READ           Director                     October 8, 1996
Michael O. Read

/s/ JAMES W. McFARLAND        Director                     October 8, 1996
James W. McFarland

/s/ JOHN P. LABORDE           Director                     October 8, 1996
John P. Laborde